EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces First Quarter 2019 Financial Results

MIDVALE, Utah, May 30, 2019 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the “Company”) (Nasdaq:SPWH) today announced financial results for the thirteen weeks ended May 4, 2019.

Jon Barker, Chief Executive Officer, stated, “Our first quarter results were within our expectations on the top line and slightly below on the bottom line as we were up against difficult comparisons in the prior year period for our firearm and ammunition categories. Operationally, I am very pleased with the progress we made on our strategic initiatives centered around our omni-channel strategy, customer acquisition and engagement, and a differentiated merchandising assortment, all of which continue to drive market share gains.”

Mr. Barker continued, “As we look to the remainder of the year, we are continuing to strategically invest in the business and focusing on many new initiatives including a new credit card partner, valuable firearm related services and opportunities to selectively expand our exclusive product, among others. We believe these growth strategies, combined with our best in class customer service and expansive product selection at everyday low pricing, will continue to strengthen our competitive positioning in fiscal 2019 and beyond.”

For the thirteen weeks ended May 4, 2019:

  Net sales decreased by 3.4% to $174.0 million from $180.1 million in the first quarter of fiscal year 2018 primarily due to the difficult event-driven comparisons in the firearm and ammunition categories in the first quarter of fiscal year 2018. Same store sales decreased by 5.7% from the comparable prior year period.
  Loss from operations was $5.4 million compared to $3.7 million in the first quarter of fiscal year 2018. Adjusted loss from operations was $5.0 million in the first quarter of fiscal 2019, which excludes expenses incurred relating to the transition of the Company’s CFO and the recruitment and hiring of various key members of the senior management team. Adjusted loss from operations was $1.0 million in the first quarter of fiscal 2018, which excludes charges incurred in conjunction with the retirement of the Company’s former CEO. (see “GAAP and Non-GAAP Measures”).
  Interest expense decreased to $2.1 million from $3.6 million in the first quarter of fiscal year 2018.
  Net loss was $5.5 million compared to net loss of $5.8 million in the first quarter of fiscal year 2018. Adjusted net loss in the first quarter of fiscal 2019 was $5.2 million, which excludes expenses incurred relating to the transition of the Company’s CFO and the recruitment and hiring of various key members of the senior management team. Adjusted net loss in the first quarter of fiscal 2018 was $3.6 million, which excludes charges incurred in conjunction with the retirement of the Company’s former CEO. (see “GAAP and Non-GAAP Measures”).
  Diluted loss per share was $(0.13) compared to diluted loss per share of $(0.14) for the first quarter of fiscal year 2018. Adjusted diluted loss per share was $(0.12) in the first quarter of fiscal 2019 compared to adjusted diluted loss per share of $(0.08) in the first quarter of fiscal 2018. (see “GAAP and Non-GAAP Measures”).
  Adjusted EBITDA was $0.4 million compared to $4.8 million in the first quarter of fiscal year 2018 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of May 4, 2019:

  Total debt: $175.2 million consisting of $141.6 million outstanding under the Company’s revolving credit facility and $33.6 million outstanding under the term loan, net of unamortized debt issuance costs.
  Total liquidity (cash plus $39.3 million of availability on revolving credit facility): $41.0 million

Second Quarter and Fiscal Year 2019 Outlook:

For the second quarter of fiscal year 2019, net sales are expected to be in the range of $205.0 million to $211.0 million based on a change in same store sales in the range of (0.5%) to 1.5% compared to the corresponding period of fiscal year 2018. Net income is expected to be in the range of $4.5 million to $5.9 million with diluted earnings per share of $0.10 to $0.14 on a weighted average of approximately 43.2 million estimated common shares outstanding.

For fiscal year 2019, net sales are expected to be in the range of $860.0 million to $884.0 million based on a change in same store sales in the range of (1.0%) to 1.5% compared to fiscal year 2018. Adjusted net income is expected to be in the range of $20.8 million to $26.0 million with adjusted earnings per diluted share of $0.48 to $0.60 on a weighted average of approximately 43.2 million estimated common shares outstanding, when adjusted for the executive transition costs incurred in the first quarter of fiscal 2019 relating to the transition of the Company’s CFO and the recruitment and hiring of various key members of the senior management team (see “GAAP and Non-GAAP Measures”).

Conference Call Information:

A conference call to discuss first quarter fiscal 2019 financial results is scheduled for today, May 30, 2019, at 8:30 AM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted loss from operations, adjusted net loss, adjusted diluted loss per share and Adjusted EBITDA. We defined adjusted loss from operations and adjusted net loss as loss from operations and net loss, respectively, in each case, plus expenses incurred relating to the transition of our CFO and the recruitment and hiring of various key members of our senior management team and charges incurred in conjunction with the retirement of the Company’s former CEO, as applicable. Adjusted diluted loss per share is diluted loss per share excluding the impact of expenses incurred relating to the transition of our CFO and the recruitment and hiring of various key members of our senior management team and charges incurred in conjunction with the retirement of the Company’s former CEO, as applicable. We define Adjusted EBITDA as net loss plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and other gains, losses and expenses that we do not believe are indicative of our ongoing expenses. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted loss per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our strategic initiatives and our outlook for the second quarter and full fiscal year 2019. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s ability to integrate its new Chief Financial Officer; the Company’s retail-based business model, general economic conditions and consumer spending, the Company’s concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the Company’s expansion into new markets and planned growth, current and future government regulations, risks related to the Company’s continued retention of its key management, the Company’s distribution center, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019 which was filed with the SEC on March 29, 2019 and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is an outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right quality, brand name hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share data)

	For the Thirteen Weeks Ended

	May 4, 2019	% of net sales	May 5, 2018	% of net sales

Net sales	$174,017	100.0%	$180,059	100.0%
Cost of goods sold	119,844	68.9%	124,493	69.1%
Gross profit	54,173	31.1%	55,566	30.9%

Operating expenses:
Selling, general and administrative expenses	59,530	34.2%	59,216	32.9%
Loss from operations	(5,357)	(3.1%)	(3,650)	(2.0%)
Interest expense	(2,105)	(1.2%)	(3,557)	(2.0%)
Loss before income tax expense	(7,462)	(4.3%)	(7,207)	(4.0%)
Income tax benefit	2,003	1.2%	1,379	0.8%
Net Loss	$(5,459)	(3.1%)	$(5,828)	(3.2%)

Loss per share
Basic	$(0.13)		$(0.14)
Diluted	$(0.13)		$(0.14)

Weighted average shares outstanding
Basic	43,003		42,727
Diluted	43,003		42,727

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	May 4, 2019	February 2, 2019
Current assets:
Cash	$1,715	$1,547
Accounts receivable, net	289	249
Merchandise inventories	291,462	276,600
Income tax receivable	597	-
Prepaid expenses and other	9,566	15,174
Total current assets	303,629	293,570
Operating lease right of use asset	189,431	-
Property and equipment, net	91,049	92,084
Deferred income taxes	-	2,997
Definite lived intangible assets, net	239	246
Total assets	$584,348	$388,897

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,982	$24,953
Accrued expenses	56,528	56,384
Operating lease liability, current	31,967	-
Income taxes payable	-	1,838
Revolving line of credit	141,572	144,306
Current portion of long-term debt, net of discount and debt issuance costs	7,915	7,915
Current portion of deferred rent	-	5,270
Total current liabilities	287,964	240,666

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	25,739	27,717
Deferred income taxes	536	-
Operating lease liability, noncurrent	187,569	-
Deferred rent, noncurrent	-	41,854
Total long-term liabilities	213,844	69,571
Total liabilities	501,808	310,237

Stockholders’ equity:
Common stock	432	430
Additional paid-in capital	84,753	84,671
Accumulated deficit	(2,645)	(6,441)
Total stockholders’ equity	82,540	78,660
Total liabilities and stockholders' equity	$584,348	$388,897

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	May 4, 2019	May 5, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$(5,459)	$(5,828)
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Depreciation and amortization	4,606	4,387
Amortization and write-off of discount on debt and deferred financing fees	84	192
Amortization of Intangible	7	276
Change in deferred rent	-	(649)
Gain on asset dispositions	(311)	-
Noncash lease expense	7,610	-
Deferred income taxes	431	237
Stock based compensation	453	1,572
Change in assets and liabilities:
Accounts receivable, net	(40)	(63)
Operating lease liabilities	(8,513)	-
Merchandise inventory	(14,862)	(35,607)
Prepaid expenses and other	1,786	(78)
Accounts payable	25,340	27,501
Accrued expenses	(5,254)	630
Income taxes payable and receivable	(2,435)	(1,619)
Net cash provided by (used in) operating activities	3,443	(9,049)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,402)	(4,474)
Proceeds from sale of property and equipment	311	-
Net cash used in investing activities	(3,091)	(4,474)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on line of credit	(2,734)	6,874
Increase in book overdraft	4,919	8,358
Payment of withholdings on restricted stock units	(369)	(699)
Principal payments on long-term debt	(2,000)	(400)
Net cash (used in) provided by financing activities	(184)	14,133

Net change in cash	168	610
Cash at beginning of year	1,547	1,769
Cash at end of period	$1,715	$2,379

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP loss from operations to adjusted income from operations:

	For the Thirteen Weeks Ended

	May 4, 2019	May 5, 2018
Loss from operations	$(5,357)	$(3,650)
Executive transition costs (1)	350	-
CEO retirement (2)	-	2,647
Adjusted Loss from operations	$(5,007)	$(1,003)

Reconciliation of GAAP net loss and GAAP diluted weighted average shares outstanding to adjusted net loss and adjusted weighted average shares outstanding:

Numerator:
Net loss	$(5,459)	$(5,828)
Executive transition costs (1)	350	-
CEO retirement (2)	-	2,647
Less tax benefit	(90)	(399)
Adjusted net loss	$(5,199)	$(3,580)

Denominator:
Diluted weighted average shares outstanding	43,003	42,727

Reconciliation of loss per share:
Dilutive loss per share	$(0.13)	$(0.14)
Impact of adjustments to numerator and denominator	0.01	0.06
Adjusted diluted loss per share	$(0.12)	$(0.08)

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(5,459)	$(5,828)
Interest expense	2,105	3,557
Income tax benefit	(2,003)	(1,379)
Depreciation and amortization	4,613	4,663
Stock-based compensation expense (3)	453	435
Pre-opening expenses (4)	329	716
Executive transition costs (1)	350	-
CEO retirement (2)	-	2,647
Adjusted EBITDA	$388	$4,811

(1) Expenses incurred relating to the transition of our CFO and the recruitment and hiring of various key members of our senior management team. These events are not expected to be recurring.
(2) Expenses incurred in conjunction with the retirement of our former CEO during Q1 2018.
(3) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan and employee stock purchase plan.
(4) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of second quarter and 2019 full year guidance:

	Estimated Q2 '19		Estimated FY '19
	Low	High	Low	High
Numerator:
Net income	$4,500	$5,900	$20,490	$25,700
Executive transition costs (1)			$260	$260
Adjusted net income	$4,500	$5,900	$20,750	$25,960
Denominator:
Diluted weighted average shares outstanding	43,200	43,200	43,200	43,200

Reconciliation of earnings per share:
Diluted earnings per share	$0.10	$0.14	$0.47	$0.59
Impact of adjustments to numerator and denominator	-	-	0.01	0.01
Adjusted diluted earnings per share	$0.10	$0.14	$0.48	$0.60

(1) Expenses incurred relating to the transition of our CFO and the recruitment and hiring of various key members of our senior management team, net of tax. These events are not expected to be recurring.

Investor Contact:
ICR, Inc.
Rachel Schacter
(203) 682-8200
investors@sportsmanswarehouse.com